UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As indicated in connection with the modified “Dutch auction” tender offer of 2024, Rodney C. Sacks, age 75, currently Co-Chief Executive Officer and Chairman of the Board of Directors (the “Board”) of Monster Beverage Corporation (the “Company”), notified the Board and management of the Company on March 10, 2025 that in connection with his anticipated retirement, he will resign as Co-Chief Executive Officer of the Company, effective as of 11:59 p.m. on June 12, 2025 (the “Transition Effective Time”). Effective June 13, 2025, Hilton H. Schlosberg will serve as the Company’s sole Chief Executive Officer (the “CEO”).

Mr. Sacks and the Company entered into a transition letter agreement (the “Transition Letter”), dated March 10, 2025, to confirm the terms of the ongoing service of Mr. Sacks to the Company after the Transition Effective Time and to amend his employment agreement with the Company accordingly. Pursuant to the Transition Letter, Mr. Sacks will continue to serve as Chairman of the Board, subject to his re-election at each of the 2025 and 2026 annual meetings of stockholders of the Company, and will be responsible, in an employee capacity and in conformity with the sentiment of the Board (as represented by its Lead Independent Director) and the CEO, for strategic direction over the Company’s marketing, innovation and litigation efforts until his retirement as a Company employee, effective December 31, 2026 (the “Retirement Date”). During such transition period, Mr. Sacks will receive a base salary at an annual rate of $900,000, effective July 1, 2025, as well as 2025 and 2026 target annual incentive award opportunities, long-term incentive award grants and certain additional benefits described in the Transition Letter. Mr. Sacks will also continue to be eligible to vest in, and exercise, any outstanding long-term incentive awards previously granted to him under the Company’s incentive plans as outlined in the Transition Letter and will continue to be subject to his current share ownership guideline. Following the Retirement Date, Mr. Sacks will serve as a non-employee director on the Board through and including (i) the date of the 2027 annual meeting of stockholders of the Company or (ii) such later date as may be mutually agreed by Mr. Sacks and the Company (and approved by the Company’s shareholders).

The foregoing description is qualified in its entirety by the Transition Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Rodney C. Sacks Transition Letter, dated March 10, 2025.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: March 10, 2025	/s/ Hilton H. Schlosberg

Hilton H. Schlosberg
Vice Chairman of the Board of Directors and
Co-Chief Executive Officer